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COLLABORATIVE AGREEMENT

Made and entered into as of this 29th day of December 2015 ("the Effective Date")

BY AND BETWEEN

BioLite Inc., a company incorporated under the laws of Taiwan and having its principal place of business at 3rd Floor, 248, Nei-Hu Road, Sec. 1, Taipei, 11493 Taiwan (“BioLite”)

AND

American BriVision Corporation, a company incorporated under the laws of USA and having it principle place of business at 11, Sawyer Park Drive, Goshen, New York 10294 USA (“ABVC”)

WITNESSETH:

WHEREAS, BioLite has been granted licensing rights and/or established its own technology to develop and use proprietary technology and confidential information for the following products (“Product”):

1.

BLI-1005  CNS-Major Depressive Disorder

2.

BLI-1008  CNS-Attention Deficit Hyperactivity Disorder

3.

BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1

4.

BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer

5.

BLI-1501  Hematology-Chronic Lymphocytic Leukemia

And their related intellectual property rights, and has developed them for medicinal use in collaboration with outside researchers.

WHEREAS, ABVC is a biotech company, and is in the business of research, development and marketing of, among others, new drugs and innovative medical devices;

WHEREAS, ABVC is willing to collaboratively develop and commercialize

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Product in certain Territory (as defined hereafter);

WHEREAS, the Parties agree to jointly cooperate and commercialize Product in such Territory and enter into the Collaborative Agreement. The parties agree this jointly Collaborative Agreement will be led by ABVC. Herein, it is agreed as follows:

1. Definitions and Interpretation

1.1 "Confidential Information" shall mean all confidential, proprietary, trade secret, or non-public information, data and experience, whether of scientific, technical, engineering, operational or economic nature, disclosed by one of the Parties (the "Disclosing Party") to the other Party (the "Recipient") for the purpose of this Collaborative Agreement.

1.2 "Confidential Materials" shall mean any document, diskette, tape, writing or other tangible item to the extent that such item contains or embodies any Confidential Information, whether in printed, handwritten, electronic, coded, magnetic or other form and whether delivered by a Disclosing Party or made by a Recipient.

1.3 "Data" shall mean any and all research data, technical data, test and development data, CMC (chemistry, manufacturing and control), pre-clinical and clinical data, formulations, processes, ideas, protocols, regulatory files and the like which are developed by either Party under the Development Program in connection with its performance of this Collaborative Agreement.

1.4 “Field” shall mean drug and therapeutic use of the Product based upon the Health Registration Approval and in no event include the use of the Product for functional food, health food nor health supplement.

1.5 "Intellectual Property" shall mean any patent, copyright, mask work, trade secret, trademark or other proprietary right; including, without limitation, all domestic and foreign applications and registrations therefore, and all renewals and extensions relating thereto; with respect to patent application and patents, all domestic and foreign divisional, continuations, continuations-in-part, substitutions, reissues, re-examinations, renewals and extensions relating thereto; all goodwill associated therewith, and all benefits, privileges, causes of action and

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remedies relating to any of the foregoing proprietary rights (including, without limitation, the right to use for all past, current or future infringements or violations of the foregoing proprietary rights, and the right to settle and retain proceeds from any such actions).

1.6 "Territory" shall mean North America (USA and Canada).

2. Agreement Grants to ABVC.

BioLite hereby grants sole licensing rightsto ABVC, in the Field and in the Territory under the Intellectual Property, Confidential Information, Data and Trademark, to develop Product.

3.

Milestone Payment

3.1 Total payment shall be One Hundred (100) Million US Dollars (non-refundable, before tax), paid in cash or stock of ABVC with equivalent value.

3.2 The payment shall be paid according to the following milestones:

3.2.1 upfront payment shall upon the signing of this Collaborative Agreement: 3.5% of total payment.

3.2.1.1 after receiving upfront payment from ABVC, BioLite has to deliver all data to ABVC in one week.

3.2.2 upon the first IND submission, ABVC shall pay, but no later than Dec. 15th, 2016: 6.5% of total payment.

  3.2.2.1 after receiving second payment from ABVC, BioLite has to deliver IND package to ABVC in one week.

3.2.3 at the completion of first phase II clinical trial, ABVC shall pay, but no later than Sep.15th, 2017: 15% of total payment.

  3.2.3.1 after receiving third payment from ABVC, BioLite has to deliver phase II clinical study report to ABVC in three months.

3.2.4 upon the phase III IND submission, ABVC shall pay, but no later than Dec. 15th, 2018: 20% of total payment.

3.2.4.1 after receiving forth payment from ABVC, BioLite has to deliver IND package to ABVC in one week.

3.2.5 at the completion of phase III, ABVC shall pay, but no

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later than Sep. 15th, 2019 : 25% of total payment.

  3.2.5.1 after receiving fifth payment from ABVC, BioLite has to deliver phase III clinical study report to ABVC in three months

3.2.6 upon the NDA submission, ABVC shall pay, but no later than Dec. 15th, ABVC shall pay, 2020: 30% of total payment.

  3.2.6.1 after receiving sixth payment from ABVC, BioLite has to deliver NDA package to ABVC in one week

4.  Royalty Charge: 5% of the net sales.

5.  Confidentiality

The Parties agree that during the term of this Collaborative Agreement and thereafter ten (10) years Confidential Information exchanged during the course of this Collaborative Agreement and will be accorded confidential treatment and shall not be used for any other purpose than the performance of this Collaborative Agreement and the exercise of the rights herein provided.

The Recipient’s obligation hereunder shall not apply to:

(a) Information which is now or hereafter becomes part of the public domain in other ways than by faults, acts or omissions of the Recipient;

(b) Information which the Recipient can show by sufficient evidence was in its own possession prior to the time of receipt from the Disclosing Party or is independently developed by or for the Recipient without reliance upon or use of any of the Disclosing Party's Confidential Information or Confidential Materials;

(c) Information which is required to be disclosed by statute or governmental rule or regulation or by a court or administrative body.

Nothing herein shall prevent BioLite or ABVC from disclosing any of such Confidential Information to the extent that (i) such Confidential Information is disclosed in connection with the securing of the IND or NDA, (ii) such information is disclosed for the purpose of obtaining a governmental approval for the manufacture and/or sale of or effectuating

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the development, marketing and promotion of any Product and/or API or (iii) such information is disclosed to the Sub-licensee(s) of BioLite or ABVC for the use thereof upon executing a separate confidentiality disclosure agreement.

6. Duration and Termination

6.1 Duration

This Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen (15) years as of the first commercial sales of the Product in the Territory and automatically renew for 5 more years unless either Party gives the other Party six (6) month written notice of termination prior to the expiration date of the term.

6.2 Termination for Cause

This Collaborative Agreement can be terminated by either Party for any of the following causes by giving to the other Party (“Breaching Party”) thirty (30) day written notice of its intention to terminate for such causes as follows:

(a)

If Breaching Party materially breaches any provision of this Agreement and such breach is not cured within thirty (30) day following the written notice by Non-breaching Party; or

(b)

If a Party is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within thirty (30) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within thirty (30) days of filling.

Termination is not the sole or exclusive remedy under this Agreement and, whether or not termination is effected, all other rights and remedies at law or equity will remain available.

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7. Miscellaneous

7.1 Notice

All notices, requests, demands and other communications to be given in accordance with this Agreement shall be given in writing and/or by prepaid registered mail or receipt return requested to the other Party at the following addresses:

If to BioLite:

BioLite. Inc.

3rd Floor, 248, Nei-Hu Road, Sec. 1, Taipei, 11493 Taiwan

Attention: Webster Kiang

Title: President

If to ABVC:

American BriVision Corporation

11, Sawyer Park Drive, Goshen, New York 10294 USA Attention: Kazunori Kameyama

Title: Chief Business Officer

7.2 Applicable Law

This Agreement and any disputes arising out of or relating thereto, including, without limitation, its interpretation, construction, performance, and enforcement shall be governed by and construed in accordance with the laws of Taiwan.

7.3 Dispute Dissolution

Both Parties shall endeavor to settle amicably and promptly any disputes, controversies and differences which may arise between the Parties out of or in relation to this Agreement or any breach thereof.  In case such an amicable settlement is not attained, the matter shall be finally settled by arbitration according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce, which rules shall be deemed

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incorporated into this paragraph. The place of arbitration will be Taipei (Taiwan).

7.4 Addendum or amendment may be added upon mutual agreement of the parties.

IN WITNESS WHEREOF the Parties hereto have caused this Collaborative Agreement to be executed, in duplicate, each Party taking a copy, as of the Effective Date.

BIOLITE, INC.	American BriVision Corporation

By:	By:
Frank Liu	Kira Huang
Supervisor	CFO
Date:	Date: